EXHIBIT 23.2

                     ARTHUR ANDERSEN LLP



          CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement of our report dated March 16, 1998 included in Filene's Basement Corporation's Form 10-K for the year ended January 31, 1998 and to all references to our Firm included in this Registration Statement.


/s/ ARTHUR ANDERSEN LLP

ARTHUR ANDERSEN LLP

Boston, Massachusetts

November 6, 1998